Exhibit 99.3

June 13, 2023

To All Concerned Parties

REIT Issuer:

Kenedix Office Investment Corporation

Hiroaki Momoi, Executive Director

(Securities Code: 8972)

REIT Issuer:

Kenedix Residential Next Investment Corporation

Tetsu Kawashima, Executive Director

(Securities Code: 3278)

REIT Issuer:

Kenedix Retail REIT Corporation

Moyuru Watanabe, Executive Director

(Securities Code: 3453)

Asset Management Company:

Kenedix Real Estate Fund Management, Inc.

Hikaru Teramoto, President & CEO

Inquiries:

Tomoya Shigaki

Head of Strategic Planning, Office REIT Department,

TEL: +81 3-5157-6010

Michiru Nagamata

Head of Strategic Planning, Residential REIT Department

TEL: +81 3-5157-6011

Isaharu Kikushima

Head of Strategic Planning, Retail REIT Department

TEL: +81 3-5157-6013

Notice Concerning Acquisition of Properties (River City 21 East Towers II and 2 Other Properties) and Disposition of Properties (Harajuku F.F.
Building and 1 Other Property)

This exchange offer or business combination is made for the securities of a Japanese company. The offer is subject to disclosure requirements of Japan that are different from those of the United States. Financial statements included in the document, if any, have been prepared in accordance with Japanese accounting standards that may not be comparable to the financial statements of United States companies.

It may be difficult for you to enforce your rights and any claim you may have arising under U.S. federal securities laws, since the issuer is located in Japan, and some or all of its officers and directors may be residents of Japan. You may not be able to sue a Japanese company or its officers or directors in a Japanese court for violations of U.S. securities laws. It may be difficult to compel a Japanese company and its affiliates to subject themselves to a U.S. court’s judgment.

You should be aware that the issuer may purchase securities otherwise than under the exchange offer, such as in open market or privately negotiated purchases.

Kenedix Office Investment Corporation, Kenedix Residential Next Investment Corporation and Kenedix Retail REIT Corporation (respectively, referred to as “KDO”, “KDR” and “KRR”, and collectively referred to as “Each REIT”. Depending on the context, KDO after the Merger (defined below) may hereinafter be referred to as the “Investment Corporation”.) announced today that Kenedix Real Estate Fund Management, Inc. (the “Asset Management Company”), the asset management company for Each REIT has decided to acquire and dispose of the following properties (respectively the “Acquisition” and the “Disposition”, and collectively the “Transactions”).

This document has been translated from the Japanese-language original for reference purposes only. While this English translation is believed to be generally accurate, it is subject to, and qualified by, in its entirety, the Japanese-language original. Such Japanese-language original shall be the controlling document for all purposes.

As described in the press release, “Notice Concerning Execution of the Merger Agreement by and among Kenedix Office Investment Corporation, Kenedix Residential Next Investment Corporation, and Kenedix Retail REIT Corporation” dated June 13, 2023, KDO, KDR and KRR resolved to carry out an absorption-type merger (hereinafter the “Merger”) in which KDO is the surviving REIT and KDR and KRR are dissolving REITs in the meetings of their respective Boards of Directors Meeting held on June 13, 2023, and concluded a merger agreement (hereinafter the “Merger Agreement”) that will be effective on November 1, 2023. The Transactions are subject to the effectiveness of the Merger.

1. Outline of the Transactions

(1) Outline of the Acquisition

Property name	Location	Anticipated acquisition price (millions of yen) (Note1)	Appraisal NOI yield(%) (Note2)	Brokerage
River City 21 East Towers II (25% quasi co-ownership interest)	Chuo-ku, Tokyo	9,232	4.2	N/A
remm roppongi building (20% quasi co-ownership interest)	Minato-ku, Tokyo	3,960	3.6	N/A
Akishima Distribution Center (Land)	Akishima, Tokyo	1,872	4.0	N/A
Total acquisition price /Average NOI yield		15,064	4.0	—

(1)	Contract entity:	KDR (River City 21 East Towers II (25% quasi co-ownership interest), remm roppongi building (20% quasi co-ownership interest)) KRR (Akishima Distribution Center (Land))
(2)	Contract date:	June 13, 2023
(3)	Scheduled date of acquisition:	November 1, 2023
(4)	Seller:	Please refer to “4. Overview of Seller and Buyer” for details.
(5)	Acquisition funds:	Borrowings(Note 3) and cash on hand
(6)	Settlement method:	Payment in full at settlement
Note 1:	“Anticipated acquisition price” indicates the purchase price designated in each sale and purchase agreement regarding each property to be acquired (excluding the acquisition costs, adjustment amount of property tax and city planning tax, consumption tax, and local consumption tax, etc.), rounded down to the nearest million yen. The same shall apply hereafter.
Note 2:	“Appraisal NOI yield” is calculated by dividing the appraisal NOI of each property to be acquired as on the appraisal report as of May 1, 2023 by the anticipated acquisition price for each property to be acquired and rounded to the first decimal place. “Appraisal NOI” refers to the net operating income before depreciation expenses, which is calculated by deducting the operating expenses from the operating revenues described in the appraisal report, and thus, differs from NCF (Net Cash Flow) which is calculated by adding the profit from the investment of tenant deposits to and deducting capital expenditures from NOI. The appraisal NOI here is the NOI calculated using the direct capitalization method.
Note 3:	Matters concerning new borrowings shall be announced upon determination.

(2) Outline of the Disposition

Property name	Anticipated disposition price (millions of yen)	Assumed book value (millions of yen)	Difference between anticipated disposition price and assumed book value (millions of yen)
Harajuku F.F. Building	3,880	2,331	1,549
KDX Nagoya Sakae Building	6,050	5,914	135
Total	9,930	8,246	1,683

(1)	Type of property to be disposed of:	Trust beneficiary interest in real estate (Harajuku F.F. Building) Real estate (KDX Nagoya Sakae Building) (Note 1)
(2)	Contract entity:	KDO
(3)	Contract date:	June 13, 2023
(4)	Scheduled date of disposition:	November 1, 2023
(5)	Buyer (Note 2):	Kenedix, Inc.
(6)	Use of proceeds:	Funds for acquisition of the properties to be acquired
(7)	Settlement method:	Payment in full on settlement

Note 1:	KDX Nagoya Sakae Building is owned as real estate as of today. However, KDO has agreed with the buyer that the KDO will entrust KDX Nagoya Sakae Building by the scheduled date of disposition and dispose the trust beneficiary interest. The same shall apply hereafter.
Note 2:	The buyer may transfer the status and rights under the purchase agreement for the asset to be disposed of to a special purpose company formed by the buyer or an affiliate of the buyer that meets certain requirements such as financial resources to pay for the sale and purchase under the purchase agreement. Therefore, the ultimate acquirer may change from Kenedix, Inc. to a special purpose company formed by Kenedix, Inc. or an affiliate of Kenedix, Inc. The same shall apply hereafter.

2. Reasons for the Transactions

The Transactions are in line with the growth strategy described in the press release “Notice Concerning Execution of the Merger Agreement by and among Kenedix Office Investment Corporation, Kenedix Residential Next Investment Corporation and Kenedix Retail REIT Corporation” dated June 13, 2023. Each REIT believes that the Transactions will improve the quality of its portfolio and enhance unitholder value.

Regarding the Acquisition, along with the expansion of the investment universe, the Investment Corporation will acquire a hotel that is expected to continuously increase demand driven by government’s promotion of tourism, and the land of logistics facility where demand is backed by continued growth of e-commerce. Moreover, in terms of active management, the Investment Corporation will acquire a residential property which we are expecting improvement in profitability through renovation, and a shopping center for daily needs(Note) which we expect stable cashflow. The above residential property is a high-rise condominium located in central Tokyo, and renovation to upgrade rooms is underway. The average contract unit rent for upgraded rooms has increased by 27%.

On the other hand, the Investment Corporation is disposing of two properties, including a single tenant office building that is 37 years old with a risk of decline in profitability, and an office building that has unrealized loss with low profitability. Furthermore, the anticipated disposal prices of the properties to be disposed of surpass each of the book value.

Note:

In preparation for the Merger, the Asset Management Company has decided to acquire York Mart Higashi-Michinobe which will be acquired by KRR. Please refer to the press release, “Notice Concerning Acquisition of Property (York Mart Higashi-Michinobe)”, dated today.

Furthermore, the following characteristics were evaluated in determining the Acquisition.

(1) River City 21 East Towers II

Residential property located in the center of Tokyo with high scarcity value and expected to gain the upside profit by increasing rents through sequential renovation of the property

(i)	Location

This property has excellence in accessibility, since it is located approximately an 8-minute walk from “Tsukishima” station on the Tokyo Metro Yurakucho Line / Toei Subway Oedo Line, and the nearest station takes only 16 minutes from “Tokyo” station. It is located in an area where we can embrace the nature close from home, such as “Ishikawajima-park” which is famous for the cherry blossom road groomed alongside Sumida River where we can see the Tokyo-Skytree. Within walking distance of the property, convenience facilities are enriched, including supermarket Maruetsu and convenience stores, and post office. Therefore, this property has relatively superior site quality.

(ii)	Building

This property is a small family type skyscraper residence, composed of 642 units and the layout is mainly 1LDK and 2LDK. For the common area, there are lounge, which is opened 24hours, café, Japanese style room and play area on the first floor. Moreover, there is a theater room on the 27th floor and a party room on the 42nd floor, hence facilities for family is replete. There is a multi-story parking garage in the center of the building and a flat parking garage in the basement, which together provide 306 parking spaces, as well as 15 motorcycle parking spaces. The Investment Corporation (This refers to the investment corporation which is the contract entity. The same shall apply hereafter in the following sections: “2. Reasons for the Transactions”, “4. Overview of Seller and Buyer”, “5. Overview of Acquirer” and “8. Scheduled Date of the Transaction”.) believes the property is a residential property that can expect stable rental demand from married couples and families commuting to the center of the city, as it has a favorable living environment given the proximity to the center of the city, abundant nature, and convenience of living.

(2) remm roppongi building

Hotel located in the Roppongi area, a popular tourist spot for foreigners as well as being one of the central business districts; expected to attract tourism demand and stable demand for business use

(i)	Location

This property is located approximately a 1-minute walk from “Roppongi” station on Tokyo Metro Hibiya Line / Toei Subway Oedo Line. Within walking distance, large scaled commercial complex such as “Roppongi Hills“ and “Tokyo Midtown“ with luxury brand shops as tenants are located, and cultural facilities such as “The National Art Center Tokyo“ are also scattered throughout the area. As such, the area surrounding the property is a popular location for tourists. Moreover, it is considered as an office concentrated area, since there is “Roppongi Hills Mori Tower” and there are numerous head quarter functions of leading domestic companies and Japanese offices of foreign companies.

(ii)	Building

This property is a relatively new hotel completed in February 2017, with a modern and luxury interior and exterior. The hotel, operated as “remm roppongi” by Hankyu-Hanshin Hotels Co., Ltd., has a concept of “good sleep” and offers several room types of 250 semi-doubled rooms, 70 tower viewable semi-doubled rooms and 80 twin rooms, making it a total of 400 rooms, including some rooms that can observe the Tokyo Tower. Moreover, this property has various safety features, such as the ladies floor and introduction of the automatic check-in system. In the retail sections of the basement floor, first floor and the third floor, restaurants, IT equipment sales and service stores are located. The Investment Corporation considers that since the property is located in a tourist spot popular among foreigners, it can capture tourism demand, and since it is also one of the central business districts, the property is an accommodation facility that can expect stable demand for business use as well.

(3) Akishima Distribution Center (Land)

The land of a logistics facility located in an area with potential as the start and the end points for logistics of consumer and production goods, with its convenient access to traffic

(i)	Location

This property is located in Akishima city in the central Tama area and is the underlying land of a logistics facility operating since October 2012 and serving as a food processing center. With a population of approximately 114,000 (2023) and a manufactured goods shipment value of approximately 415 billion yen (2020), Akishima is a district that, combined with its surrounding population clusters, has the potential to serve as an origin and destination for the flow of consumer goods and manufactured goods. This area has the potential for wide area, semi-wide area and local deliveries due to the convenient use of the Hachioji Interchange of the Central Expressway and National Route 16. The property is also within walking distance of “Akishima“ Station on the JR Ome Line, and the location is in an area where it is easy to secure workers from a wide area despite concerns about labor shortages.

The reasons of the Disposition are as follows.

(1)	Harajuku F.F. Building

This property is a mid-sized office building which is located approximately 1-minute walk from “Kitasandou“ station on Tokyo Metro Fukutoshin Line, 10-minute walk from “Harajuku“ Station and “Yoyogi“ Station on JR Yamanote Line. 37 years have been passed since the construction of this property, and the office space is leased to one tenant, besides certain retail areas. In the future, if the office tenant decides to move out, lease up may take long time due to the fact that the rented space is not regular and it is difficult to lease by portion. Vacant period may be prolonged or the successor tenant may be limited.

On the premise of this merger coming into effect, the buyer intends to acquire the property at the price above the book value, and profits on sale of real estate is expected. Thus, Investment Corporation decided to dispose of this property considering several risks, including potential decline in profitability of the property in the future.

(2)	KDX Nagoya Sakae Building

This property is a mid-sized office building located approximately a 3-minute walk from “Sakae” station on Nagoya Municipal Subway Higashiyama Line and Meijo Line. The land and building of this property was acquired in 2008 and in 2009, respectively. Since the acquisition, the book value has continued to exceed the appraisal value. Currently, the development of large-scale office buildings in the JR Nagoya Station area has made significant progress, and the central area of the office area in Nagoya city has changed. In light of this, the rent level has not reached the initially expected level and the occupancy rate by a specific company group in this building is high, and unrealized loss may increase when the risk of vacating by the tenant becomes apparent. On the assumption that the Merger will take effect, the buyer indicated its intention to acquire the property at a price that exceeds the book value. Thus, the Investment Corporation decided to dispose of this property, since it can improve the unrealized gains of the portfolio without posting a loss on the sale of the property.

3. Outline of the Properties regarding the Transactions

The table below shows the overview of each properties to be acquired and properties to be disposed of (the “Individual Asset Table”). In addition, the terms used in the Individual Asset Table are as follows. Please refer to the Individual Asset Table together with the explanation on the terms listed below. In principle, unless otherwise specified, the status as of April 30, 2023 is indicated.

•

“Location” is the indication of the residential address. In case there is no indication of the residential address, it is the building address under the lot address or the building location indicated in the certificate of registered matters (if there are multiple buildings, the location of one of the buildings). If the building has not been completed as of today, the lot number of the land is indicated (if there is more than one lot, the lot number of one of them). The same shall apply hereafter.

•	“Building coverage ratio” and “Floor area ratio” are the designated building-to-land ratio and designated floor-area ratio provided in the city plan. The same shall apply hereafter.

•

“Type” is the classification of the principal residential unit in the residential facility of the properties to be acquired, among the studio type, the small family type or family type as described below. The same shall apply hereafter.

Single type	Small family type	Family type
The exclusively owned area per residential unit contains at least 18 m2, but less than 30 m2 and at least 20 residential units per property.	The exclusively owned area per residential unit contains at least 30 m2, but less than 60 m2 and at least 15 residential units per property.	The exclusively owned area per residential unit contains at least 60 m2 per unit and at least 5 residential units per property.

•	“Earthquake PML” indicates the figure described in the earthquake PML valuation report (level 2) prepared by Sompo Risk Management Inc. in May 2023. The same shall apply hereafter.

•

“Total number of end tenants” indicates the total the number of end tenants. In the case that there will be a master lease agreement entered into with a master lease company after the acquisition of the property by the Investment Corporation, “Total number of tenants” is indicated as “1”. The same shall apply hereafter.

•

“Monthly rent and common area charge (excluding consumption tax, etc.)” is, in the case that the master lease type is “pass-through”, the sum of the monthly rent according to the lease agreements actually executed with the end tenants (the sum of rent and common area charges, provided, however, that in case the adjunct facilities fee such as car parking space usage fees are included in the rent under the lease agreements, it includes such fees) and in the case that the master lease type is “rent guarantee”, the monthly rent according to the master lease agreements with rent guarantee executed with the master lease company (the sum of rent and common area charges, provided, however, that in case the adjunct facilities fee such as car parking space usage fees are included in rent under the lease agreements, it includes such fees). Furthermore, the figures are rounded down to the nearest thousand yen. If the building has not been completed as of today, it is described with “-”. The same shall apply hereafter.

•

“Security and guarantee deposit” is, in the case that the master lease type is “pass-through”, the sum of the security and guarantee deposits, etc. of each end tenant based on the lease agreement executed with each end tenant (the sum of security and guarantee deposit, provided, however, that in case the adjunct facilities fee such as car parking space usage fees are included in the security and guarantee deposits under the lease agreements, it includes such fees). However, in case there is any portion that is not required to be returned due to special provision of deduction of security deposits, amortization of security deposits, etc. in each lease agreement, it is the amount after such amount is deducted. In the case that the master lease type is “rent guarantee”, it is the balance of the security and guarantee deposit, etc. based on the lease agreement with rent guarantee executed with the master lease company. However, in cases where agreements of different master lease types have been executed, it is the sum of “pass-through” security and guarantee deposits, etc. and “rent guarantee” security and guarantee deposits, etc., with the figures rounded down to the nearest thousand yen. If the building has not been completed as of today, it is described with “-”. The same shall apply hereafter.

•

“Total leased units” is the number of leased residential units, where the lease agreements are actually executed with end tenants. If the building has not been completed as of today, it is described with “-”. The same shall apply hereafter.

•

“Total leased area” is the leased floor area described in the lease agreements which are actually executed with end tenants. If the building has not been completed as of today, it is described with “-”. The same shall apply hereafter.

•

“Total leasable area” is the floor area described in the lease agreements that is leasable at the property (in case the property contains more than one building, the sum of the leasable floor area of such buildings). If the floor is not in operation, the leased floor area under the lease agreement at the most recent time when the floor was leased, or the floor area calculated based on the building completion diagram is indicated. The same shall apply hereafter.

•	“Occupancy ratio” is the ratio of the “Total leased areas” (based on the lease agreements) to the “Total leasable area” of the property rounded to the first decimal place.

•

“Property management company after the acquisition” is the property management company scheduled to execute the property management agreement for the to-be acquired asset. The same shall apply hereafter.

•	“Master lease company after the acquisition” is the master lease company scheduled to execute the master lease agreement for the property. The same shall apply hereafter.

•

“Type of master lease” is described as follows; “Pass through” for those with a master lease agreement without a rent guarantee concluded or scheduled to be concluded, “Rent guarantee” for those with a master lease agreement with a rent guarantee concluded or scheduled to be concluded, and “-” in the case that the owner has or will conclude a lease agreement directly with the end tenant, or where there is no end tenant. The same shall apply hereafter.

Outline of Asset to be Acquired

(1)	River City 21 East Towers II (25% quasi co-ownership interest)

	Property name	River City 21 East Towers II
	Type of specified asset	Trust beneficiary interest in real estate (25% quasi co-ownership interest)(Note1)
	Trustee	Mitsubishi UFJ Trust and Banking Corporation
	Trust period	December 1, 2021 through November 30, 2043
	Location	2-1-2 Tsukuda, Chuo-ku, Tokyo
Land	Form of ownership	Proprietary ownership
	Land area	6,981.20 m2 (Note2)
	Zoning	Commercial area
	Building coverage ratio	80%
	Floor-area ratio	600%
Building	Form of ownership	Proprietary ownership
	Gross floor area	69,024.54 m2 (Note2)
	Date constructed	August 11, 2000
	Use	Apartment building
	Type	Small family type
	Structure / No. of stories	Reinforced concrete structure with flat roof / 43-story building with a two-floor basement
	Earthquake PML	2.9%
	Anticipated acquisition price	9,232 million yen
Appraisal	Appraisal value	10,775 million yen
	Base date for appraisal	May 1, 2023
	Appraiser	Japan Real Estate Institute
	Outline	Please refer to “10. Summary of Appraisal Report” below.
	Collateral	None
	Master lessee company after the acquisition	Ken Real Estate Lease Ltd.
	Type of master lease	Pass through
	Property management company after the acquisition	Ken Real Estate Lease Ltd.
Details of tenant
	Number of end tenants	1
	Total leasable area	37,259.43 m2 (Note2)
	Total leased area	35,586.09 m2 (Note2)
	Leasable number of units	642 units
	Total leased units	614 units
	Occupancy rate	95.5%
	Monthly rent and common area charge (excluding consumption tax)	34,185 thousand yen(Note3)
	Security and guarantee deposits	52,844 thousand yen (Note3)

Remarks

•  Although the seller does not own the property as of today, the Seller will acquire a quasi-co-ownership interest (25% quasi-co-ownership interest) in the trust beneficiary interest of the Property on the anticipated acquisition date of the Property, and the Investment Corporation plans to acquire it from the seller.

•  Upon acquisition of the quasi-co-ownership interest (25% quasi-co-ownership interest) in the trust beneficiary interest in the Property, the Investment Corporation plans to succeed to the beneficial interest quasi-co-ownership agreement to be entered into between the seller and the other quasi-co-owner corporation of the Property. The beneficial interest quasi-co-owners agreement is expected to set forth, among other things, the method of decision making for the property and the fact that when each quasi-co-owner transfers its quasi-co-ownership interest, it will give priority to the other quasi-co-owners to offer the transfer.

•  This property is a building planned as Building N (current name: River City 21 East Towers II) out of Buildings M, N, O, P, and Q, which are buildings permitted under the single housing complex certification of Article 86 of the Building Standards Act on the north block site of the Okawabata/River City 21 development project, and has been permitted under the comprehensive design system (Article 59, Paragraph 2 of the Building Standards Act).As a result, a part of the site is a public open space.

•  On the border of this property’s land and adjoining land, based on the agreement with the owner of the property and the owner of the adjoining land, facilities such as bridge and elevator are installed, which is co-owned with the trustee and the owner of the adjoining land.

Other

Note 1: Investment Corporation will acquire quasi-co-ownership interest (25% quasi-co-ownership interest) of the trust beneficiary interest in the property.

Note 2: Total floor area for the whole of the land and building of the Property is shown. Total leased area includes the part of the land (228.00 m2) that is leased to Chuo-ku as the land for police substaiton.

Note 3: Represents the amount corresponding to the ratio of quasi-co-ownership interest of the trust beneficiary interest (25% quasi-co-ownership interest) to be acquired by the Investment Corporation.

(2)	remm roppongi building (20% quasi co-ownership interest)

Property name		remm roppongi building
Type of specified asset		Trust beneficiary interest in real estate (20% quasi co-ownership interest)(Note1)
Trustee		Mitsubishi UFJ Trust and Banking Corporation
Trust period		July 3, 2018 through November 30, 2043
Location		7-14-4, Roppongi, Minato-ku, Tokyo
Land	Form of ownership	Proprietary ownership and land leasehold interest(Note2)
	Land area	1,622.17 m2 (Note3)
	Zoning	Commercial area
	Building coverage ratio	80%
	Floor-area ratio	700% / 500%
Building	Form of ownership

a. Compartmentalized ownership(Note4)

1st basement, parts of 1st and 2nd floor, 3rd floor, 4th floor, 6th to 21st floor; retail stores, hotel, warehouse, parking area Co-ownership interest of compartmentalized ownership 5th floor; hotel (25.63%)

b. Proprietary ownership(Note4)

	Gross floor area	a. 13,676.07 m2 (Note4) (Note5) b. 66.69 m2(Note4)
	Date constructed	February 14, 2017
	Use	a. Retail stores, hotel, warehouse, parking area (Note4) b. Parking area(Note4)
Structure / No. of stories

a. Steel-frame, steel-frame reinforced concrete, reinforced concrete structure with flat roof / 21-story building with an one-floor basement (Note4)

b. Steel-frame structure with flat roof / 2-story building (Note4)

	Earthquake PML	1.3%
	Anticipated acquisition price	3,960 million yen
Appraisal	Appraisal value	4,060 million yen
	Base date for appraisal	May 1, 2023
	Appraiser	Daiwa Real Estate Appraisal Co., Ltd.
	Outline	Please refer to “10. Summary of Appraisal Report” below.
	Collateral	None
	Master lessee company after the acquisition	—
	Type of master lease	—
	Property management company after the acquisition	Hankyu Hanshin Building Management Co., Ltd.
Details of tenant
	Number of end tenants	4
	Total leasable area	12,329.12 m2 (Note6)
	Total leased area	12,329.12 m2 (Note6)
	Occupancy rate	100.0%
	Monthly rent and common area charge (excluding consumption tax)	Not disclosed(Note7)
	Security and guarantee deposits	Not disclosed(Note7)

Remarks

•  The building is constructed utilizing the Joint Development Building Design System, which allows for the utilization of surplus floor area ratio from adjacent properties. The subject property and the adjacent property are considered as a single unit of land. As a result, a servitude has been established on the adjacent land, designating the subject property as the dominant land and the adjacent land as the servient land, prohibiting the construction of buildings on the servient land that exceed a total floor area of 730 m2.

•  Regarding the shared portions of the building with other co-owners, the trustee has agreed with the other co-owners that, when the trustee intends to transfer or otherwise dispose of their shared ownership interest, the other co-owners have the right to preferentially offer to purchase it.

•  Investment Corporation will enter into a trust beneficiary quasi co-ownership agreement with the seller for the acquisition of quasi-co-ownership interest (20% quasi-co-ownership interest) in the subject property.

•  In the trust beneficiary quasi co-ownership agreement, provisions are made regarding the decision-making process for matters concerning the subject property, as well as a duty to notify other co-owners on a preferential basis when a co-owner intends to transfer their quasi-co-ownership interest.

Other

Note 1: The Investment Corporation will acquire quasi-co-ownership interest (20% quasi-co-ownership interest) of the trust beneficiary interest in the property.

Note 2: The outline of the leased portion of the subject land is as follows.

a. The type of leasehold right: Ordinary land leasehold

b. The lease term: Not disclosed as the landlease grantor’s consent has not been obtained.

c. Rent and rent revision: Not disclosed as the landlease grantor’s consent has not been obtained.

d. Security and guarantee deposits: Not disclosed as the landlease grantor’s consent has not been obtained.

Note 3: The provided information represents the total land area of the property. The ownership status of the property is as follows.

a. 908.95 m2: The land is owned by the trustee.

b. 611.57 m2: The land is leased by the trustee.

c. 101.65 m2: Owned by other unit owners of the building.

Note 4: A refers to Main building, B refers to parking, respectively.

Note 5: Total building area for the whole of the building of the main building is shown. Concerning the property, the entire building has compartments (shop portions on the first and second floor) owned by a domestic general business corporation, other than the compartments of the Property. In addition, the fifth floor is co-owned with such corporation.

Note 6: Total building area for the whole of the building of the property is shown.

Note 7: Not disclosed as the tenant’s consent has not been obtained.

(3)	Akishima Distribution Center (Land)

	Property name	Akishima Distribution Center (Land)
	Type of specified asset	Trust beneficiary interest in real estate
	Trustee	Sumitomo Mitsui Trust Bank, Ltd.
	Trust period	July 22, 2020 through October 31, 2043
	Location (Lot number)	3927-20 Haijima-cho, Akishima, Tokyo
Land	Form of ownership	Proprietary ownership
	Land area	10,895.40 m2
	Zoning	Industrial area
	Building coverage ratio	60%
	Floor-area ratio	200%
Building	Form of ownership	—
	Gross floor area	—
	Date constructed	—
	Use	—
	Structure / No. of stories	—
	Earthquake PML	—
	Acquisition price	1,872 million yen
Appraisal	Appraisal value	2,300 million yen
	Base date for appraisal	May 1, 2023
	Appraiser	Daiwa Real Estate Appraisal Co., Ltd.
	Outline	Please refer to “10. Summary of Appraisal Report” below.
	Collateral	None
	Master lessee company after the acquisition	—
	Type of master lease	—
	Property management company after the acquisition	Undecided
Details of tenant
	Number of end tenants	1
	Total leasable area	10,803.53 m2
	Total leased area	10,803.53 m2
	Occupancy rate	100.0%
	Monthly rent and common area charge (Excluding consumption tax, etc.)	Not disclosed(Note)
	Security and guarantee deposits	Not disclosed(Note)

Remarks	Although some of the boundaries between the property and the adjacent land have not been confirmed in writing, as of today, no dispute has arisen between the property owner and the property owner.

Other	Note: Not disclosed as the tenant’s consent has not been obtained.

Outline of Asset to be Disposed of

(1)	Harajuku F.F. Building

Property name		Harajuku F.F. Building
Type of specified asset		Trust beneficiary interest in real estate
Trustee		Mitsubishi UFJ Trust and Banking Corporation
Trust period		March 16, 2004 to August 1, 2025
Location		3-38-12 Sendagaya, Shibuya-ku, Tokyo
Land	Form of ownership	Proprietary ownership
	Land area	700.35 m2
	Zoning	Commercial area
	Building coverage ratio	80%
	Floor-area ratio	500%
Building	Form of ownership	Proprietary ownership
	Gross floor area	3,812.44 m2
	Date constructed	November 21, 1985
	Use	Retail stores, office, parking area
	Structure / No. of stories	Steel-frame reinforced concrete structure with flat roof / 11-story building
Acquisition price		2,450 million yen
Appraisal	Appraisal value	3,880 million yen
	Base date for appraisal	April 30, 2023
	Appraiser	Japan Real Estate Institute
	Outline	Please refer to “10. Summary of Appraisal Report” below.
Collateral		None
Details of tenant
Number of end tenants		2
Total leasable area		3,071.15 m2
Total leased area		3,071.15 m2
Occupancy rate		100.0%
Annual gross rental income		216,624 thousand yen
Security and guarantee deposits		144,075 thousand yen
Remarks	This property’s building is required to establish parking facility which can accommodate 6 vehicles by the Tokyo Parking Ordinance. However, as a result of the partial expropriation of the property’s land due to the widening of the road in front of the property, only 2 parking spaces are currently provided. Therefore, we have submitted a report, based on Article12, Paragraph 5 of the Building Standards to Shibuya Ward, on securing parking facility nearby this property which can accommodate 4 vehicles. Moreover, as a result of the said expropriation of the land, this property’s building exceeds the floor-area ratio standard and is in a state of an existing non-conforming building.
Other	None

(2)	KDX Nagoya Sakae Building

Property name		KDX Nagoya Sakae Building
Type of specified asset		Real estate
Location		4-5-3 Sakae, Naka-ku, Nagoya, Aichi
Land	Form of ownership	Proprietary ownership
	Land area	1,192.22 m2
	Zoning	Commercial area
	Building coverage ratio	80%
	Floor-area ratio	800%
Building	Form of ownership	Proprietary ownership
	Gross floor area	9,594.00 m2
	Date constructed	July 1, 2009
	Use	Office, retail stores
	Structure / No. of stories	Steel-frame structure with flat roof / 11-story building
Acquisition price		7,550 million yen(Note)
Appraisal	Appraisal value	5,740 million yen
	Base date for appraisal	April 30, 2023
	Appraiser	Daiwa Real Estate Appraisal Co., Ltd.
	Outline	Please refer to “10. Summary of Appraisal Report” below.
Collateral		None
Details of tenant
Number of end tenants		17
Total leasable area		6,923.12 m2
Total leased area		6,923.12 m2
Occupancy rate		100.0%
Annual gross rental income		420,899 thousand yen
Security and guarantee deposits		282,471 thousand yen
Remarks	None
Other	Note: Acquisition price is the total of the land and building.

4.	Overview of Seller and Buyer

(1)	Seller’s Profile

(1) River City 21 East Towers II

Company name	KST5 Co., Ltd.
Location	2-1-6 Uchisaiwaicho, Chiyoda-ku, Tokyo
Title and name of representative	Tadatsugu Ishimoto, President
Description of business

1.  Acquisition, holding, and disposition of trust beneficiary interest in real estate

2.  Purchase and sale, exchange, leasing, brokerage, holding, management and usage of real estate

3.  Acquisition, holding, and disposition of trust beneficiary interest in real estate trust beneficiary interest

4.  Any and all other businesses incidental or related to the businesses listed in the preceding items.

Amount of capital	1 million yen
Date of incorporation	April 24, 2023
Major shareholder and ratio	Please refer to “Capital Relationship” below.

Net assets	Not disclosed as the seller’s consent has not been obtained.
Total assets	Not disclosed as the seller’s consent has not been obtained.
Relationship between the seller and the Investment Corporation/the Asset Management Company
Capital relationship	Kenedix, Inc. owns 99.99% of the outstanding shares of the seller. Kenedix, Inc. is the 100% owner of the Asset Management Company.
Personnel relationship	There is no special personnel relationship between the Investment Corporation or the Asset Management Company and the seller. Furthermore, there is no special personnel relationship between related parties or associated companies of the Investment Corporation or the Asset Management Company and related parties or associated companies of the seller.
Business relationship	There is no special business relationship between the Investment Corporation or the Asset Management Company and the seller.
Related party relationships	The seller is a related party as defined in the Investment Trust Law and a related party as defined in the Related-party Transaction Rules of Residential REIT Department of the Asset Management Company.

(2) remm roppongi building

Company name	G.K. RRB
Location	Mentor Capital Tax Corporation 1-2-9 Nishi-shinbashi Minato-ku, Tokyo
Title and name of representative	Representative: Ippan Shadan Hojin RRB Office administrator: Shinya Takenouji
Description of business

1.  Acquisition, holding, disposal, leasing and management of real estate

2.  Acquisition, holding, and disposition of trust beneficiary interest in real estate

3.  Any and all other businesses related to the businesses listed in the preceding items

Amount of capital	1 million yen
Date of incorporation	May 8, 2018
Major shareholder and ratio	Not disclosed as the seller’s consent has not been obtained.
Net assets	Not disclosed as the seller’s consent has not been obtained.
Total assets	Not disclosed as the seller’s consent has not been obtained.
Relationship between the seller and the Investment Corporation/the Asset Management Company
Capital relationship	A general incorporated association to which Kenedix, Inc., the parent company of the Asset Management Company under the Financial Instruments and Exchange Act, contributes funds holds all shares in the company. In addition, concerning the silent partnership equity interest that places the company as the operator, Kenedix, Inc. owns 100%.
Personnel relationship	There is no special personnel relationship between the Investment Corporation or the Asset Management Company and the seller. Furthermore, there is no special personnel relationship between related parties or associated companies of the Investment Corporation or the Asset Management Company and related parties or associated companies of the seller.

Business relationship	There is no special business relationship between the Investment Corporation or the Asset Management Company and the seller. Furthermore, there is no business personnel relationship between related parties or associated companies of the Investment Corporation or the Asset Management Company and related parties or associated companies of the seller.
Related party transaction	The seller is a related party as defined in the Investment Trust Law and a related party as defined in the Related-party Transaction Rules of Residential REIT Department of the Asset Management Company.

(3) Akishima Distribution Center (Land)

Company name	SMFL MIRAI Partners Company, Limited
Location	1-3-2 Marunouchi, Chiyoda-ku, Tokyo
Title and name of representative	Tatsuro Terada, President
Description of business	Real estate business, environmental and energy business and other financial service business
Amount of capital	200 million yen
Date of incorporation	October 1, 2018
Major shareholder and ratio	Sumitomo Mitsui Finance and Leasing Company, Limited (100%)
Net assets	Not disclosed as the seller’s consent has not been obtained.
Total assets	Not disclosed as the seller’s consent has not been obtained.
Relationship between the seller and the Investment Corporation/the Asset Management Company
Capital relationship	The seller is the parent company of Kenedix, Inc., owning 70% of the outstanding shares of Kenedix, Inc. Kenedix, Inc. is the 100% owner of the Asset Management Company.
Personnel relationship	One employee of the Asset Management Company is seconded from the seller (as of May 1, 2023).
Business relationship	The seller entered into an Alliance Agreement with the Asset Management Company on October 6, 2021, and provides the Asset Management Company with property information and other services as a supporting company.
Related party relationships	The seller is a related party as defined in the Investment Trust Law and a related party as defined in the Related-party Transaction Rules of Retail REIT Department of the Asset Management Company.

(2) Buyer’s Profile

Company name	Kenedix, Inc.
Location	2-1-6 Uchisaiwaicho, Chiyoda-ku, Tokyo
Title and name of representative	Taisuke Miyajima, President & CEO
Description of business	Asset management business, Real estate related business and Real estate investment business, etc.
Amount of capital	10,020 million yen (as of December 31, 2022)
Date of incorporation	April 17, 1995
Major shareholder and ratio	Sumitomo Mitsui Finance and Leasing Company, Limited (70%) ARA Real Estate Investors 30 Limited (30%)
Net assets	110,574 million yen (as of December 31, 2022)
Total assets	145,556 million yen (as of December 31, 2022)

Relationship between the buyer and the Investment Corporation/the Asset Management Company
Capital relationship	Kenedix, Inc. is the 100% owner of the Asset Management Company.
Personnel relationship	129 of employees of the Asset Management Company is seconded from the buyer (as of May 31, 2023)
Business relationship	Kenedix, Inc. has signed the Memorandum Provision of Real Estate Information and Other Item with the Investment Corporation, the Asset Management Company, and Kenedix Investment Partners, Inc. on January 6, 2020, and provides the Asset Management Company with property information and other services as a supporting company.
Related party relationships	The buyer is a related party as defined in the Investment Trust Law and a related party as defined in the Related-party Transaction Rules Office REIT Department of the Asset Management Company.

5. Overview of Acquirer

(1) River City 21 East Towers II

Investment Corporation	(Anticipated) Owner/Trust beneficiary	Current owner/ Trust beneficiary

<Background, reasons for Acquisition>

In accordance with its basic investment principles, the Investment Corporation shall obtain the Property following its determination as a competitive property that will contribute to the Investment Corporation’s medium- to long-term profitability. The anticipated acquisition price is determined to be appropriate, as it is below the appraisal price (10,775 million yen) determined by Japan Real Estate Institute.

<Company name/Relationship to Specified Related Party>

KST5 Co., Ltd

Please refer to “4. Overview of Seller and Buyer”

<Background, reasons for Acquisition>

Purpose of bridge to the Investment Corporation

<Company name/Relationship to Specified Related Party> G.K. East Towers II <Background, reasons for Acquisition> Acquisition for the purpose of investment and management

<Anticipated acquisition price> 9,232 million yen	<Anticipated acquisition price> 8,989 million yen	<Acquisition price> Omitted because the property has been owned by current trust beneficiary for more than a year.

<Anticipated acquisition date> November 1, 2023	<Anticipated acquisition date> November 1, 2023	<Acquisition date> December 1, 2021

(2) remm roppongi building

Investment Corporation	Current owner/Trust beneficiary	Previous owner/ Trust beneficiary

<Background, reasons for Acquisition>

In accordance with its basic investment principles, the Investment Corporation shall obtain the Property following its determination as a competitive property that will contribute to the Investment Corporation’s medium- to long-term profitability. The anticipated acquisition price is determined to be appropriate, as it is below the appraisal price (4,060 million yen) determined by Daiwa Real Estate Appraisal Co., Ltd.

<Company name/Relationship to Specified Related Party>

G.K. RRB

Please refer to “4. Overview of Seller and Buyer”

<Background, reasons for Acquisition>

Acquisition for the purpose of

investment and management

<Company name/Relationship to Specified Related Party> G.K. KRF22 <Background, reasons for Acquisition> Acquisition for the purpose of development

<Anticipated acquisition Price> 3,960 million yen	<Acquisition price> Omitted because the property has been owned by current trust beneficiary for more than a year.	<Acquisition price> Omitted because the property has been owned by current trust beneficiary for more than a year.

<Anticipated acquisition date> November 1, 2023	<Acquisition date> July 3, 2018	<Acquisition date> (Land) November 29, 2007 (Building) February 14, 2017(Note)

Note: The acquisition timing of the building is based on its completion date.

(3) Akishima Distribution Center (Land)

Investment Corporation	Current owner/Trust beneficiary	Previous owner/ Trust beneficiary

<Background, reasons for Acquisition>

In accordance with its basic investment principles, the Investment Corporation shall obtain the Property following its determination as a competitive property that will contribute to the Investment Corporation’s medium- to long-term profitability. The anticipated acquisition price is determined to be appropriate, as it is below the appraisal price (2,300 million yen) determined by Daiwa Real Estate Appraisal Co., Ltd.

<Company name/Relationship to Specified Related Party>

SMFL MIRAI Partners Company, Limited

Please refer to “4. Overview of Seller and Buyer”.

<Background, reasons for Acquisition>

Acquisition for the purpose of

investment and management

<Company name/Relationship to Specified Related Party> Not a related party

<Anticipated acquisition price> 1,872 million yen	<Acquisition price> 1,804 million yen	—

<Anticipated acquisition date> November 1, 2023	<Acquisition date> April 24, 2023	—

6. Details of Brokerage

Not applicable for the Transactions

7. Related-party Transaction

(1)	River City 21 East Towers II and remm roppongi building

As described above, the transaction to acquire River City 21 East Towers II and remm roppongi building are considered as related party transactions as defined in the Related-party Transaction Rules of Residential REIT Division of the Asset Management Company and the related party, etc. as defined in the Investment Trust Act. Therefore, in accordance with the above regulations and other internal rules, the Asset Management Company obtained resolutions of approval for the acquisition of the 2 properties at the Investment Committee meeting held on June 13, 2023, after deliberation and approval at the Compliance Committee meeting held on June 12, 2022. Furthermore, a resolution of approval was obtained at the Board of Directors Meeting of the Investment Corporation held on June 13, 2023, and the consent of the Executive Director of KDR was also obtained pursuant to such resolution of approval. The Asset Management Company will issue documents to KDR in accordance with the provisions of the Investment Trust Act regarding transactions with the related party.

(2) Akishima Distribution Center (Land)

As described above, the transaction to acquire Akishima Distribution Center (Land) is considered as related party transaction as defined in the Related-party Transaction Rules of Retail REIT Division of the Asset Management Company and the related party, etc. as defined in the Investment Trust Act. Therefore, in accordance with the above regulations and other internal rules, the Asset Management Company obtained resolutions of approval for the acquisition of the property at the Investment Committee meeting held on June 13, 2023, after deliberation and approval at the Compliance Committee meeting held on June 12, 2022. Furthermore, a resolution of approval was obtained at the Board of Directors Meeting of the Investment Corporation held on June 13, 2023, and the consent of the Executive Director of KRR was also obtained pursuant to such resolution of approval. The Asset Management Company will issue documents to KRR in accordance with the provisions of the Investment Trust Act regarding transactions with the related party.

(3) Harajuku F.F. Building and KDX Nagoya Sakae Building

As described above, the transactions to sale Harajuku F.F. Building and KDX Nagoya Sakae Building are considered as related party transaction as defined in the Related-party Transaction Rules of Office REIT Division of the Asset Management Company and the related party, etc. as defined the Investment Trust Act. Therefore, in accordance with the above regulations and other internal rules, the Asset Management Company obtained resolutions of approval for the disposition of the property at the Investment Committee meeting held on June 13, 2023, after deliberation and approval at the Compliance Committee meeting held on June 12, 2022. Furthermore, a resolution of approval was obtained at the Board of Directors Meeting of KDO held on June 13, 2023, and the consent of the Executive Director of KDO was also obtained pursuant to such resolution of approval. The Asset Management Company will issue documents to KDO in accordance with the provisions of the Investment Trust Act regarding transactions with the related party.

8.	Scheduled Date of the Transactions

Transaction decision date / Contract date	June 13, 2023
Payment day / Acquisition date / Disposition date	November 1, 2023 (Anticipated) (Note)

Note:

The Transaction falls under the forward commitments, etc. by the investment corporation as specified in the Financial Services Agency “Comprehensive Guidelines for Supervision of Financial Instruments Business Operators, etc.”. If the Investment Corporation violates any of the provisions of the purchase and sale agreement and the agreement is canceled for the reason that purposes of the agreement cannot be fulfilled due to such violation, the Investment Corporation shall pay an amount equivalent to a predetermined rate of the purchase price less consumption tax as a penalty fee. Such penalty fee is set at 1.5% for Akishima Distribution Center (Land) and 5% from June 13, 2023 to August 21, 2023 and 10 % from August 22, 2023 to November 1, 2023 for other properties to be acquired or disposed.

9.	Outlook

Please refer to the press release “Notice Concerning Operating Results and Distributions Forecasts for the Fiscal Period Ending April 30, 2024, Following the Merger of Kenedix Office Investment Corporation, Kenedix Residential Next Investment Corporation and Kenedix Retail REIT Corporation” dated today for the operation results and distributions forecast of the Investment Corporation reflecting the Transactions.

10.	Summary of Appraisal Report

Property name	River City 21 East Towers II

Appraisal value	10,775,000,000 yen(Note)
Appraiser	Japan Real Estate Institute
Date of appraisal	May 1, 2023

Unit: Yen

Item	Breakdown	Basis
Income capitalization approach value	10,775,000,000	Calculated with the value based on the DCF method in conjunction with the value based on the direct capitalization method.
Value based on direct capitalization method	10,850,000,000	Calculated by dividing the standardized NCF that is expected to remain stable over the medium to long term by the cap rate, based on the premise of the renovation works on resident areas.
(1) Gross operating revenue	508,097,250
General operating revenue	545,687,000	Assessed based on a level of fair rent considered to remain stable over the medium and long term, assuming renovation work in the residential area.
Vacancy-related loss	37,589,750	Assessed based on the assumption of an occupancy rate that remains stable over the medium and long term.
(2) Operating expenses	117,785,250
Maintenance fees	27,125,000	Assessed with reference to the maintenance and management fees based on the contract terms, the fee level of similar properties, etc.
Utility expenses	7,250,000	Assessed in consideration of the performance of similar properties.
Repairs	14,810,000	Assessed in consideration of the actual amounts in the prior years, expenses at similar properties, annual average repair, maintenance and renewal expenses, etc. in the engineering report.
PM fees	9,804,750	Assessed in consideration of compensation rates based on contract terms and compensation rates, etc. at similar properties.
Tenant marketing expenses	27,933,250	Assessed with reference to the contract terms and the lease terms of similar properties.
Real estate taxes	28,672,250	Assessed an amount based on the fiscal year 2023 tax statement, etc.
Insurance expenses	1,815,000	Recorded with consideration of the insurance premium rate at similar properties.
Other property-related expenses	375,000	Recorded costs related to Internet services.
(3) Net operating income (NOI=(1)-(2))	390,312,000
(4) One-time gain	394,750	Assessed income from investments by using an investment return of 1.0%.
(5) Capital expenditure	22,050,000	Assessed taking into account the level of capital expenditures at similar properties and the age of the property, assuming that an equal amount is added to a reserve in each fiscal period.
(6) Net cash flow (NCF=(3)+(4)-(5))	368,656,750
(7) Cap rate	3.4%	Assessed by comprehensively taking into account the property’s location, the conditions of the building and other conditions (including the cost of renovation works on resident areas).
Value based on DCF method	10,700,000,000
Discount rate	2.9%	Assessed by comprehensively taking into account the Property’s unique characteristics, while reflecting investment returns of similar properties in transaction.
Terminal cap rate	3.3%	Assessed by comprehensively taking into account upcoming changes in investment returns, risks associated with the property to be acquired, general prediction of economic growth rate, trends in real estate prices and rental rates, and all other applicable factor, while reflecting returns associated with acquisitions of similar properties.
Value based on cost method	10,575,000,000
Ratio of land	84.5%
Ratio of building	15.5%

The appraiser’s points to consider upon appraisal other than the above	Adopted income approach value from the judgment that the income approach value is more persuasive because it is the price calculated according to price formation process from the aspect of earnings, while using the value calculated based on the cost approach as a reference.

Note:	Figures are corresponding to the ratio of 25% quasi co-ownership interest against the figures stated in the appraisal report, with amounts rounded down to the nearest unit.

Property name	remm roppongi building

Appraisal Value	4,060,000,000 yen(Note 1)
Appraiser	Daiwa Real Estate Appraisal Co., Ltd.
Date of appraisal	May 1, 2023

Unit: Yen

Item	Breakdown	Basis
Income capitalization approach value	4,060,000,000	Calculated with the value based on the DCF method, with reference to the value based on direct capitalization method.
Value based on direct capitalization method	4,160,000,000	Calculated by dividing the standardized NCF that is expected to remain stable over the medium to long term by the cap rate and reflecting the ratio of co-ownership.
(1) Gross operating revenue	Not disclosed (Note 2)
General operating revenue	Not disclosed (Note 2)	Assessed based on a level of fair rent considered to remain stable over the medium and long term.
Vacancy-related loss	Not disclosed (Note 2)	Assessed based on the assumption of an occupancy rate that remains stable over the medium and long term.
(2) Operating expenses	67,401,155
Maintenance fees	14,366,195	Assessed an amount in consideration of the actual amounts in the prior years, and maintenance expenses of similar properties.
Utility expenses	15,484,522	Assessed an amount in consideration of the actual amounts in the prior years, and utility expenses of similar properties.
Repairs	946,633	Assessed and recorded based on ER’s 12-year average repair costs.
PM fees	223,680	Calculated based on the current PM fees, by referring to the fee rates of similar properties.
Tenant marketing expenses	193,184	Recorded, as for retail facilities the average annual amount based on the anticipated turnover period of the tenant, considering current lease conditions and lease conditions of similar properties..
Real estate taxes	16,818,980	Assessed and recorded based on the actual amount in fiscal year 2023.
Insurance expenses	462,540	Assessed based on documents obtained from the client, by referring to the expenses of similar properties
Other property-related expenses	18,905,422	As for rent of leased land, assessed based on the contract terms, and as for payment for servitude, assessed on contract amount. Assess other expenses such as consumables based on the actual amount in the past
(3) Net operating income (NOI=(1)-(2))	142,422,011
(4) One-time gain	1,739,705	Assessed income from investments by using an investment return of 1.0% (taking into account the deposit on the leased land portion).
(5) Capital expenditure	2,841,381	Assessed by consideration of CM fee, based on the ER’s 12-year average repair and renewal costs.
(6) Net cash flow (NCF=(3)+(4)-(5))	141,320,335
(7) Cap rate	3.4%	Assessed by comprehensively taking into account the property’s location, the characteristics of the building and other characteristics.

Value based on DCF method	4,010,000,000
Discount rate	3.2%	Assessed by comprehensively taking into account the property’s unique characteristics, etc. by reference to transaction yields at similar properties.
Terminal cap rate	3.6%	Assessed by comprehensively taking into account upcoming changes in investment returns, risks associated with the property to be acquired, general prediction of economic growth rate, trends in real estate prices and rental rates, and all other applicable factor, while reflecting returns associated with acquisitions of similar properties.
Value based on cost method	4,220,000,000
Ratio of land	88.4%
Ratio of building	11.6%

The appraiser’s points to consider upon appraisal other than the above	Adopted income approach value from the judgment that the income approach value is more persuasive because it is the price calculated according to price formation process from the aspect of earnings, while using the value calculated based on the cost approach as a reference.

Note 1:	Figures are corresponding to the ratio of 20% quasi co-ownership interest.

Note 2:

Figures used in the direct capitalization method (1) include information for which the Investment Corporation has not obtained consent for disclosure from the lessee or which enables one to calculate such information. If such figures are disclosed, due to loss of trust relationship between the lessee and the Investment Corporation, claims for damages or request for termination may be brought against the Investment Corporation for breach of confidentiality obligation, or it may become difficult to renew the agreement over a long term, causing disadvantages and in turn causing damage to the investors’ interests. Therefore, information and figures are not disclosed in (1) above except where it is determined that such disclosure causes no harm.

Property name	Akishima Distribution Center (Land)

Appraisal value	2,300,000,000 yen
Appraiser	Daiwa Real Estate Appraisal Co., Ltd.
Date of appraisal	May 1, 2023

Unit: Yen

Item	Breakdown	Basis
Income capitalization approach value	2,300,000,000	Calculated based on the DCF method, with reference to the value based on direct capitalization method (direct capitalization method over a definite term).
Value based on direct capitalization method	2,320,000,000	Calculated by multiplying the stabilized NCF that is expected to remain stable over the medium term by compound present value factor, adjusted by the value sale of the land at the end of the lease contract discounted to its present value.
(1) Gross operating revenue	Not disclosed (Note)
General operating revenue	Not disclosed (Note)
Vacancy-related loss	0	Not calculated, as long-term continuation of current lease agreements is expected.
(2) Operating expenses	Not disclosed (Note)
Maintenance fees	0	Not applicable as the property is land.
Utility expenses	0	Not applicable as the property is land.
Repairs	0	Not applicable as the property is land.
PM fees	2,400,000	Recorded based on anticipated PM fees for the property.
Tenant marketing expenses	0	Not recorded, as long-term continuation of current lease agreements is expected.
Real estate taxes	Not disclosed (Note)
Insurance expenses	0	Not applicable as the property is land.
Other property-related expenses	0

(3) Net operating income (NOI=(1)-(2))	74,032,000
(4) One-time gain	431,382	Assessed income from investments by using an investment return of 1.0%.
(5) Capital expenditure	0	Not applicable as the property is land.
(6) Net cash flow (NCF=(3)+(4)-(5))	74,463,382
(7) Cap rate	3.5%	Assessed by comprehensively taking into account of the location and contract terms of the property.
Value based on DCF method	2,290,000,000
Discount rate	3.4%	Assessed based on the past transactions of comparable properties and by taking into account the uniqueness of real estate properties as financial assets in terms of investment yield.
Terminal cap rate	3.6%	Assessed by taking into account the characteristics of the NCF used for the capitalization rate and future uncertainties/liquidity/marketability of the property.
Value based on cost method	—
Ratio of land	—
Ratio of building	—

The appraiser’s points to consider upon appraisal other than the above

The property is located on a corner lot at the intersection of a wide street and has good visibility. The building on the land above-ground structure is used as a food production facility, sales office, factory, and as a distribution center. Most of the distribution facilities located in Akishima handle consumer goods such as foods products, and their main function is to deliver products to populated areas. Therefore, the location of the property as a business site is considered suitable, and the Investment Corporation believes that the risk of the tenants vacating the property is relatively low.

Moreover, the property is land with a fixed-term leasehold interest for business use, and land rent level is generally appropriate compared to markets standards. When the property is returned to full ownership as vacant land after the contract expires, it will be competitive as a site for logistics facilities, and the Investment Corporation expects to recover a reasonable amount of economic value.

Note:

Figures used in the direct capitalization method ((1) and (2)) include information for which the Investment Corporation has not obtained consent for disclosure from the lessee or which enables one to calculate such information. If such figures are disclosed, due to loss of trust relationship between the lessee and the Investment Corporation, claims for damages or request for termination may be brought against the Investment Corporation for breach of confidentiality obligation, or it may become difficult to renew the agreement over a long term, causing disadvantages and as a result causing damage to the unitholders’ interests. Therefore, information and figures are not disclosed in (1) and (2) above except where it is determined that such disclosure causes no harm.

Property name	Harajuku F.F. Building

Appraisal value	3,880,000,000 yen
Appraiser	Japan Real Estate Institute
Date of appraisal	April 30, 2023

Unit: Yen

Item	Breakdown	Basis
Income capitalization approach value	3,880,000,000	Calculated with the value based on the DCF method in conjunction with the value based on the direct capitalization method.
Value based on direct capitalization method	3,880,000,000	Calculated by dividing the standardized NCF that is expected to remain stable over the medium to long term by the cap rate.
(1) Gross operating revenue	221,668,000
General operating revenue	222,244,000	Assessed based on the assumption of the rent revenue, common area charge revenue, parking revenue, other revenue, etc. that are believed to remain stable over the medium and long term.
Vacancy-related loss	576,000	Assessed based on the assumption of an occupancy rate that remains stable over the medium and long term.
(2) Operating expenses	47,928,000
Maintenance fees	8,050,000	Assessed in consideration of the actual amounts in the prior years, maintenance expenses of similar properties and unique characteristics of the property.
Utility expenses	9,000,000	Assessed in consideration of the actual amounts in the prior years, utility expenses of similar properties, occupancy rate of leased area, etc.
Repairs	4,950,000	Assessed in consideration of the actual amounts in the prior years, future administrative operation plan, expenses at similar properties, annual average repair, maintenance and renewal expenses, etc. in the engineering report.
PM fees	4,203,000	Assessed in consideration of compensation rates based on terms of contract and compensation rates, etc. at similar properties.
Tenant marketing expenses	38,000	Not recorded because the Investment Corporation does not expect tenant replacement for leased portion. Recorded an annual average amount assessed based on the estimated tenant turnover period for parking area.
Real estate taxes	19,079,000	Recorded based on the tax base amounts in the fiscal year 2022, etc., taking into account the contents of burden adjustment measures, etc.
Insurance expenses	208,000	Assessed based on insurance premiums under the insurance policy and actual insurance premium rates for comparable properties
Other property-related expenses	2,400,000	Recorded expenses such as parking lot rent, resident’s association membership fees, and power pole usage fees.
(3) Net operating income (NOI=(1)-(2))	173,740,000
(4) One-time gain	1,440,000	Assessed based on an investment yield of 1.0%.
(5) Capital expenditure	12,050,000	Assessed taking into account the capital expenditure levels at comparable properties, average annual renovation expenses which is described in the engineering report and the age of each property, assuming that an equal amount is added to a reserve in each fiscal period.
(6) Net cash flow (NCF=(3)+(4)-(5))	163,130,000
(7) Cap rate	4.2%	Assessed by comprehensively taking into account comparison with transaction cases, etc. of similar properties, the property’s location, the characteristics of the building, the rights, the contract terms, etc.
Value based on DCF method	3,880,000,000
Discount rate	3.9%	Assessed by comprehensively taking into account the property’s unique characteristics, while reflecting investment returns of similar properties.
Terminal cap rate	4.2%	Assessed by taking into account future uncertainty, liquidity, etc. based on capitalization rate.
Value based on cost method	3,470,000,000
Ratio of land	90.5%
Ratio of building	9.5%

The appraiser’s points to consider upon appraisal other than the above	Adopted income approach value from the judgment that the income approach value is more persuasive because it is the price calculated according to price formation process from the aspect of earnings, while using the value calculated based on the cost approach as a reference.

Property name	KDX Nagoya Sakae Building

Appraisal value	5,740,000,000 yen
Appraiser	Daiwa Real Estate Appraisal Co., Ltd.
Date of appraisal	April 30, 2023

Unit: Yen

Item	Breakdown	Basis
Income capitalization approach value	5,740,000,000	Calculated with the value based on the DCF method, with reference to the value based on direct capitalization method.
Value based on direct capitalization method	5,860,000,000
(1) Gross operating revenue	402,461,384
General operating revenue	424,388,704	Assessed based on rent revenue, common area charge revenue, parking revenue, other revenue, etc. that are believed to remain stable over the medium and long term.
Vacancy-related loss	21,927,320	Assessed based on an occupancy rate that remains stable over the medium and long term.
(2) Operating expenses	135,470,030
Maintenance fees	23,874,792	Assessed in consideration of the actual amounts in the prior years, and maintenance expenses of similar properties.
Utility expenses	42,723,000	Assessed by verifying the level of utility expenses of similar properties based on the actual amounts in the prior years.
Repairs	11,644,167	Assessed by verifying the level of repair expenses of similar properties based on the engineering report.
PM fees	7,237,491	Assessed a standardized PM fee ratio based on PM fee ratios of similar properties.
Tenant marketing expenses	2,633,488	Assessed in consideration of an estimated tenant turnover and a vacancy rate, based on the levels of tenant recruitment expenses, etc. of similar properties.
Real estate taxes	46,022,300	Assessed based on the actual amount of fiscal year 2022.
Insurance expenses	434,792	Assessed by verifying the insurance premiums of similar properties based on the actual amount of insurance premium.
Other property-related expenses	900,000	Assessed other expenses based on the actual amount in the past.
(3) Net operating income (NOI=(1)-(2))	266,991,354
(4) One-time gain	2,583,227
(5) Capital expenditure	23,636,558	Recorded by verifying the level of renewal expenses, etc. of similar properties based on the engineering report, plus the CM fees.
(6) Net cash flow (NCF=(3)+(4)-(5))	245,938,023
(7) Cap rate	4.2%	Assessed by comprehensively taking into account comparison with transaction cases, etc. of similar properties, the property’s location, the characteristics of the building, the rights, the contract terms, etc.
Value based on DCF method	5,690,000,000
Discount rate	4.0%	Assessed based on the past transactions of comparable properties and by taking into account the uniqueness of real estate properties as financial assets in terms of investment yield.
Terminal cap rate	4.4%	Assessed by taking into account the characteristics of the NCF used for the capitalization rate and future uncertainties/liquidity/marketability of the property.
Value based on cost method	7,070,000,000
Ratio of land	72.6%
Ratio of building	27.4%

The appraiser’s points to consider upon appraisal other than the above	None

<Attached materials>

•	Reference material 1.Property Photographs and Maps

•	Reference material 2.List of Property Portfolio after the Transactions

<Other reference materials>

Press release published today (Release entity)

•	Notice Concerning Execution of the Merger Agreement by and among Kenedix Office Investment Corporation, Kenedix Residential Next Investment Corporation, and Kenedix Retail REIT Corporation

(KDO, KDR, KRR)

•	Notice Concerning Split of Investment Units

(KDO)

•

Notice Concerning Operating Results and Distributions Forecasts for the Fiscal Period Ending April 30, 2024, Following the Merger of Kenedix Office Investment Corporation, Kenedix Residential Next Investment Corporation, and Kenedix Retail REIT Corporation

(KDO, KDR, KRR)

•	Notice Concerning Acquisition of Property (York Mart Higashi-Michinobe)

(KRR)

•	Notice Concerning Forecasts for Operating Results for the Fiscal Period Ending October 31, 2023 (from April 1, 2023 to October 31, 2023) and Payment Upon the Merger

(KDR)

•	Notice Concerning Forecasts for Operating Results for the Fiscal Period Ending October 31, 2023 (from April 1, 2023 to October 31, 2023) and Payment Upon the Merger

(KRR)

Websites of Each REIT

Kenedix Office Investment Corporation: https://www.kdo-reit.com/en/

Kenedix Residential Next Investment Corporation: https://www.kdr-reit.com/en/

Kenedix Retail REIT Corporation: https://www.krr-reit.com/en/

Reference material 1.Property Photographs and Maps

1. River City 21 East Towers II

2. remm roppongi building

3. Akishima Distribution Center (Land)

Reference material 2. List of Portfolio after the Transactions

No.	Use of property	Property name	Location	(Anticipated) Acquisition Price (millions of yen)(Note1)
A-1	Office	KDX Nihonbashi 313 Building	Chuo-ku, Tokyo	5,940
A-3	Office	Higashi-Kayabacho Sanyo Building	Chuo-ku, Tokyo	4,450
A-4	Office	KDX Hatchobori Building	Chuo-ku, Tokyo	3,680
A-5	Office	KDX Nakano-Sakaue Building	Nakano-ku, Tokyo	2,533
A-7	Office	KDX Minami Aoyama Building	Minato-ku, Tokyo	2,270
A-8	Office	KDX Kanda Kitaguchi Building	Chiyoda-ku, Tokyo	1,950
A-12	Office	Portus Center Building	Sakai-shi, Osaka	5,570
A-13	Office	KDX Kojimachi Building	Chiyoda-ku, Tokyo	5,950
A-14	Office	KDX Funabashi Building	Funabashi-shi, Chiba	2,252
A-16	Office	Toshin 24 Building	Yokohama-shi, Kanagawa	5,300
A-17	Office	KDX Ebisu Building	Shibuya-ku, Tokyo	4,640
A-19	Office	KDX Hamamatsucho Building	Minato-ku, Tokyo	3,460
A-20	Office	KDX Kayabacho Building	Chuo-ku, Tokyo	2,780
A-21	Office	KDX Shinbashi Building	Minato-ku, Tokyo	3,728
A-22	Office	KDX Shin-Yokohama Building	Yokohama-shi, Kanagawa	2,520
A-27	Office	KDX Kajicho Building	Chiyoda-ku, Tokyo	2,350
A-29	Office	KDX Higashi-Shinjuku Building	Shinjuku-ku, Tokyo	2,950
A-30	Office	KDX Nishi-Gotanda Building	Shinagawa-ku, Tokyo	4,200
A-31	Office	KDX Monzen-Nakacho Building	Koto-ku, Tokyo	1,400
A-32	Office	KDX Shiba-Daimon Building	Minato-ku, Tokyo	6,090
A-33	Office	KDX Okachimachi Building	Taito-ku, Tokyo	2,000
A-35	Office	KDX Hachioji Building	Hachioji-shi, Tokyo	1,155
A-37	Office	KDX Ochanomizu Building	Chiyoda-ku, Tokyo	6,400
A-38	Office	KDX Nishi-Shinjuku Building	Shinjuku-ku, Tokyo	1,500
A-41	Office	KDX Shinjuku 286 Building	Shinjuku-ku, Tokyo	2,300
A-42	Office	KDX Karasuma Building	Kyoto-shi, Kyoto	5,400
A-44	Office	KDX Sendai Building	Sendai-shi, Miyagi	2,100
A-46	Office	Hiei Kudan-Kita Building	Chiyoda-ku, Tokyo	7,600
A-51	Office	KDX Hamacho Nakanohashi Building	Chuo-ku, Tokyo	2,310
A-53	Office	KDX Hakata-Minami Building	Fukuoka-shi, Fukuoka	4,900
A-54	Office	KDX Kitahama Building	Osaka-shi, Osaka	2,220
A-55	Office	Shin-toshin Maruzen Building	Shinjuku-ku, Tokyo	2,110
A-56	Office	KDX Jimbocho Building	Chiyoda-ku, Tokyo	2,760
A-59	Office	KDX Iwamoto-cho Building	Chiyoda-ku, Tokyo	1,864
A-60	Office	KDX Harumi Building	Chuo-ku, Tokyo	10,250
A-62	Office	Koishikawa TG Building	Bunkyo-ku, Tokyo	3,080
A-63	Office	KDX Gotanda Building	Shinagawa-ku, Tokyo	2,620
A-64	Office	KDX Nihonbashi 216 Building	Chuo-ku, Tokyo	2,010
A-66	Office	KDX Shinjuku Building	Shinjuku-ku, Tokyo	6,800
A-67	Office	KDX Ginza 1chome Building	Chuo-ku, Tokyo	4,300
A-69	Office	KDX Kobayashi-Doshomachi Building	Osaka-shi, Osaka	2,870
A-70	Office	KDX Sapporo Building	Sapporo-shi, Hokkaido	2,005
A-71	Office	KDX Iidabashi Building	Shinjuku-ku, Tokyo	4,670
A-72	Office	KDX Higashi-Shinagawa Building	Shinagawa-ku, Tokyo	4,590
A-73	Office	KDX Hakozaki Building	Chuo-ku, Tokyo	2,710
A-78	Office	KDX Tachikawa Ekimae Building	Tachikawa-shi, Tokyo	1,267
A-79	Office	KDX Nagoya Ekimae Building	Nagoya-shi, Aichi	7,327
A-82	Office	KDX Higashi Umeda Building	Osaka-shi, Osaka	2,770
A-83	Office	KDX Fuchu Building	Fuchu-shi, Tokyo	6,120
A-84	Office	KDX Kasuga Building	Bunkyo-ku, Tokyo	2,800
A-85	Office	KDX Nakameguro Building	Meguro-ku, Tokyo	1,880

A-86	Office	KDX Omiya Building	Saitama-shi, Saitama	2,020
A-87	Office	Nihonbashi Horidomecho First	Chuo-ku, Tokyo	2,200
A-88	Office	KDX Shinjuku 6-chome Building	Shinjuku-ku, Tokyo	1,900
A-89	Office	KDX Takanawadai Building	Minato-ku, Tokyo	5,250
A-90	Office	KDX Ikebukuro Building	Toshima-ku, Tokyo	3,900
A-91	Office	KDX Mita Building	Minato-ku, Tokyo	3,180
A-92	Office	KDX Akihabara Building	Chiyoda-ku, Tokyo	2,600
A-93	Office	KDX Iidabashi Square	Shinjuku-ku, Tokyo	4,350
A-94	Office	KDX Musashi-Kosugi Building	Kawasaki-shi, Kanagawa	12,000
A-95	Office	KDX Toyosu Grand Square	Koto-ku, Tokyo	8,666
A-96	Office	KDX Takadanobaba Building	Toshima-ku, Tokyo	3,650
A-97	Office	KDX Utsunomiya Building	Utsunomiya-shi, Tochigi	2,350
A-98	Office	KDX Hiroshima Building	Hiroshima-shi, Hiroshima	1,300
A-99	Office	KDX Ikebukuro West Building	Toshima-ku, Tokyo	1,934
A-100	Office	Senri Life Science Center Building	Toyonaka-shi, Osaka	13,000
A-101	Office	KDX Yokohama Building	Yokohama-shi, Kanagawa	7,210
A-102	Office	KDX Yokohama Nishiguchi Building	Yokohama-shi, Kanagawa	2,750
A-104	Office	KDX Minami-Honmachi Building	Osaka-shi, Osaka	2,200
A-106	Office	KDX Sakura-dori Building	Nagoya-shi, Aichi	5,900
A-107	Office	KDX Ginza East Building	Chuo-ku, Tokyo	3,600
A-108	Office	Pentel Building	Chuo-ku, Tokyo	3,350
A-109	Office	KDX Hamamatsucho Center Building	Minato-ku, Tokyo	3,950
A-110	Office	KDX Shin-Osaka Building	Osaka-shi, Osaka	4,550
A-111	Office	KDX Nagoya Nichigin-mae Building	Nagoya-shi, Aichi	3,500
A-112	Office	KDX Toranomon 1chome Building	Minato-ku, Tokyo	14,616
A-113	Office	KDX Shin-Nihonbashi Ekimae Building	Chuo-ku, Tokyo	3,829
A-115	Office	ARK Mori Building	Minato-ku, Tokyo	4,169
A-116	Office	KDX Nishi-Shinbashi Building	Minato-ku, Tokyo	8,400
A-117	Office	BR Gotanda	Shinagawa-ku, Tokyo	2,200
A-118	Office	KDX Sapporo Kitaguchi Building	Sapporo-shi, Hokkaido	1,800
A-119	Office	KDX Shibuya Nanpeidai Building	Shibuya-ku, Tokyo	3,500
A-120	Office	KDX Yoyogi Building	Shibuya-ku, Tokyo	2,479
A-121	Office	Ginza 4chome Tower	Chuo-ku, Tokyo	9,800
A-122	Office	Mitsubishijuko Yokohama Building	Yokohama-shi, Kanagawa	14,720
A-123	Office	KDX Yokohama Kannai Building	Yokohama-shi, Kanagawa	9,500
A-124	Office	KDX Hamamatsucho Place	Minato-ku, Tokyo	20,700
A-125	Office	KDX Chofu Building	Chofu-shi, Tokyo	8,700
A-126	Office	KDX Tosabori Building	Osaka-shi, Osaka	5,000
A-127	Office	KDX Kanda Ekimae Building	Chiyoda-ku, Tokyo	3,300
A-128	Office	KDX Shinbashi Ekimae Building	Minato-ku, Tokyo	16,300
A-129	Office	KDX Sendai Honcho Building	Sendai-shi, Miyagi	6,360
A-130	Office	KDX Edobashi Building	Chuo-ku, Tokyo	9,600
A-131	Office	KDX Kobe Building	Kobe-shi, Hyogo	3,450
D-2	Office	Shinjuku 6chome Building (Land)	Shinjuku-ku, Tokyo	2,880
T-1	Residential	KDX Daikanyama Residence	Shibuya-ku, Tokyo	4,700
T-3	Residential	KDX Odenma Residence	Chuo-ku, Tokyo	1,775
T-4	Residential	KDX Iwamoto-cho Residence	Chiyoda-ku, Tokyo	822
T-5	Residential	KDX Bunkyo Sengoku Residence	Bunkyo-ku, Tokyo	1,488
T-6	Residential	KDX Azumabashi Residence	Sumida-ku, Tokyo	650
T-7	Residential	KDX Shimura Sakaue Residence	Itabashi-ku, Tokyo	2,830
T-9	Residential	Cosmo Heim Motosumiyoshi	Kawasaki-shi, Kanagawa	2,087
T-10	Residential	KDX Musashi Nakahara Residence	Kawasaki-shi, Kanagawa	637
T-11	Residential	KDX Chiba Chuo Residence	Chiba-shi, Chiba	1,480
T-12	Residential	KDX Kawaguchi Saiwai-cho Residence	Kawaguchi-shi, Saitama	1,150
T-13	Residential	KDX Residence Shirokane I	Minato-ku, Tokyo	3,000

T-15	Residential	KDX Residence Shirokane II	Minato-ku, Tokyo	2,800
T-16	Residential	KDX Residence Minami-aoyama	Minato-ku, Tokyo	2,230
T-17	Residential	KDX Residence Minami-azabu	Minato-ku, Tokyo	2,080
T-18	Residential	KDX Residence Shiba Koen	Minato-ku, Tokyo	1,781
T-19	Residential	KDX Residence Azabu East	Minato-ku, Tokyo	1,560
T-20	Residential	KDX Residence Takanawa	Minato-ku, Tokyo	770
T-21	Residential	KDX Residence Nishihara	Shibuya-ku, Tokyo	1,450
T-22	Residential	KDX Residence Daikanyama II	Shibuya-ku, Tokyo	730
T-24	Residential	KDX Residence Nihombashi Suitengu	Chuo-ku, Tokyo	3,240
T-25	Residential	KDX Residence Nihombashi Hakozaki	Chuo-ku, Tokyo	1,147
T-26	Residential	KDX Residence Higashi-Shinjuku	Shinjuku-ku, Tokyo	3,270
T-27	Residential	KDX Residence Yotsuya	Shinjuku-ku, Tokyo	2,260
T-28	Residential	KDX Residence Nishi-shinjuku	Shinjuku-ku, Tokyo	1,000
T-29	Residential	KDX Residence Kagurazaka	Shinjuku-ku, Tokyo	720
T-30	Residential	KDX Residence Futako Tamagawa	Setagaya-ku, Tokyo	1,250
T-31	Residential	KDX Residence Komazawa Koen	Setagaya-ku, Tokyo	920
T-32	Residential	KDX Residence Mishuku	Setagaya-ku, Tokyo	760
T-33	Residential	KDX Residence Yoga	Setagaya-ku, Tokyo	700
T-34	Residential	KDX Residence Shimouma	Setagaya-ku, Tokyo	600
T-35	Residential	Raffine Minami-magome	Ota-ku, Tokyo	1,250
T-36	Residential	KDX Residence Yukigaya Otsuka	Ota-ku, Tokyo	1,050
T-37	Residential	KDX Residence Denen Chofu	Ota-ku, Tokyo	1,000
T-38	Residential	KDX Residence Tamagawa	Ota-ku, Tokyo	776
T-39	Residential	KDX Residence Monzennakacho	Koto-ku, Tokyo	773
T-40	Residential	KDX Residence Okachimachi	Taito-ku, Tokyo	850
T-41	Residential	KDX Residence Moto-asakusa	Taito-ku, Tokyo	800
T-42	Residential	KDX Residence Itabashi Honcho	Itabashi-ku, Tokyo	620
T-43	Residential	KDX Residence Azusawa	Itabashi-ku, Tokyo	550
T-45	Residential	KDX Residence Yokohama Kannai	Yokohanma-shi, Kanagawa	800
T-46	Residential	KDX Residence Miyamaedaira	Kawasaki-shi, Kanagawa	999
T-47	Residential	KDX Residence Machida	Sagamihara-shi, Kanagawa	1,800
T-48	Residential	KDX Residence Kinshicho	Sumida-ku, Tokyo	1,350
T-49	Residential	KDX Residence Nihombashi Hamacho	Chuo-ku, Tokyo	996
T-50	Residential	KDX Residence Nihombashi Ningyocho	Chuo-ku, Tokyo	530
T-51	Residential	KDX Residence Jiyugaoka	Meguro-ku, Tokyo	1,268
T-52	Residential	KDX Residence Togoshi	Shinagawa-ku, Tokyo	3,745
T-53	Residential	KDX Residence Shinagawa Seaside	Shinagawa-ku, Tokyo	2,593
T-54	Residential	KDX Residence Ojima	Koto-ku, Tokyo	1,857
T-55	Residential	KDX Residence Oyama	Itabashi-ku, Tokyo	2,679
T-56	Residential	KDX Residence Hanzomon	Chiyoda-ku, Tokyo	4,832
T-57	Residential	KDX Residence Akihabara II	Chiyoda-ku, Tokyo	850
T-58	Residential	KDX Residence Kagurazaka Dori	Shinjuku-ku, Tokyo	1,360
T-59	Residential	KDX Residence Sendagi	Bunkyo-ku, Tokyo	2,200
T-60	Residential	KDX Residence Seijo	Setagaya-ku, Tokyo	1,400
T-61	Residential	KDX Residence Akihabara	Taito-ku, Tokyo	1,250
T-62	Residential	KDX Residence Iriya	Taito-ku, Tokyo	1,062
T-63	Residential	KDX Residence Tachikawa	Tachikawa-shi, Tokyo	3,026
T-64	Residential	KDX Residence Tsurumi	Yokohama-shi, Kanagawa	1,050
T-65	Residential	KDX Residence Morishita Chitose	Sumida-ku, Tokyo	1,100
T-66	Residential	KDX Residence Akasaka	Minato-ku, Tokyo	1,150
T-67	Residential	KDX Residence Kanda	Chiyoda-ku, Tokyo	700
T-68	Residential	KDX Residence Ebisu	Shibuya-ku, Tokyo	2,845
T-69	Residential	KDX Residence Nishi-magome	Ota-ku, Tokyo	1,130
T-70	Residential	KDX Residence Nishi-azabu	Minato-ku, Tokyo	1,224
T-71	Residential	KDX Residence Azabu Sendaizaka	Minato-ku, Tokyo	792

T-72	Residential	KDX Residence Waseda Tsurumaki	Shinjuku-ku, Tokyo	561
T-73	Residential	KDX Residence Bunkyo Yushima	Bunkyo-ku, Tokyo	695
T-74	Residential	KDX Residence Kamishakujii	Nerima-ku, Tokyo	648
T-75	Residential	KDX Residence Shin-otsuka	Toshima-ku, Tokyo	764
T-76	Residential	KDX Residence Sakurajosui	Suginami-ku, Tokyo	894
T-77	Residential	KDX Residence Ryogoku	Sumida-ku, Tokyo	842
T-78	Residential	KDX Residence Toyosu	Koto-ku, Tokyo	7,500
T-79	Residential	KDX Residence Asagaya	Suginami-ku, Tokyo	1,930
T-80	Residential	KDX Residence Hiyoshi	Yokohama-shi, Kanagawa	2,635
T-81	Residential	KDX Residence Kamikitazawa	Setagaya-ku, Tokyo	1,360
T-82	Residential	KDX Residence Kaminoge	Setagaya-ku, Tokyo	1,111
T-83	Residential	KDX Residence Higashi-Asakusa	Taito-ku, Tokyo	688
T-84	Residential	KDX Residence Nishi-Funabashi	Funabashi-shi, Chiba	975
T-85	Residential	KDX Residence Hatagaya	Shibuya-ku, Tokyo	2,500
T-86	Residential	KDX Residence Asagaya II	Suginami-ku, Tokyo	939
T-87	Residential	KDX Residence Gakugeidaigaku	Meguro-ku, Tokyo	750
T-88	Residential	KDX Residence Kamata-minami	Ota-ku, Tokyo	1,918
T-89	Residential	KDX Residence Kichijoji	Musashino-shi, Tokyo	621
T-90	Residential	KDX Residence Mitaka	Mitaka-shi, Tokyo	2,530
T-91	Residential	KDX Residence Nakanobu	Shinagawa-ku, Tokyo	830
T-92	Residential	KDX Residence Ichikawa	Ichikawa-shi, Chiba	840
T-93	Residential	KDX Residence Hatchobori	Chuo-ku, Tokyo	3,000
T-94	Residential	KDX Residence Nakaitabashi	Itabashi-ku, Tokyo	1,736
T-95	Residential	KDX Residence Shonandai	Fujisawa-shi, Kanagawa	1,500
T-96	Residential	KDX Residence Ikebukuro West	Itabashi-ku, Tokyo	2,237
T-97	Residential	KDX Residence Tennocho	Yokohama-shi, Kanagawa	843
T-98	Residential	KDX Residence Kawasaki	Kawasaki-shi, Kanagawa	910
T-99	Residential	KDX Residence Kamata-minami II	Ota-ku, Tokyo	780
T-100	Residential	KDX Residence Kamishakujii II	Nerima-ku, Tokyo	3,087
T-101	Residential	KDX Residence Tsudanuma	Funabashi-shi, Chiba	1,150
T-102	Residential	KDX Residence Yokohama Momijizaka	Yokohama-shi, Kanagawa	5,000
T-103	Residential	KDX Residence Umejima	Adachi-ku, Tokyo	2,373
T-104	Residential	KDX Residence Mizonokuchi	Kawasaki-shi, Kanagawa	2,781
T-105	Residential	KDX Residence Hachioji Otsuka	Hachioji-shi, Tokyo	1,490
T-106	Residential	KDX Residence Tsudanuma II	Funabashi-shi, Chiba	920
T-107	Residential	KDX Residence Oyamadai	Setagaya-ku, Tokyo	3,205
T-108	Residential	KDX Residence Asakusa	Taito-ku, Tokyo	932
R-2	Residential	KDX Jozenji Dori Residence	Sendai-shi, Miyagi	1,015
R-3	Residential	KDX Izumi Residence	Nagoya-shi, Aichi	1,120
R-4	Residential	KDX Chihaya Residence	Nagoya-shi, Aichi	1,080
R-5	Residential	KDX Sakaisuji Hommachi Residence	Osaka-shi, Osaka	2,910
R-7	Residential	KDX Takarazuka Residence	Takarazuka-shi, Hyogo	1,510
R-8	Residential	KDX Shimizu Residence	Fukuoka-shi, Fukuoka	1,680
R-9	Residential	KDX Residence Odori Koen	Sapporo-shi, Hokkaido	765
R-10	Residential	KDX Residence Kikusui Yojo	Sapporo-shi, Hokkaido	830
R-11	Residential	KDX Residence Toyohira Koen	Sapporo-shi, Hokkaido	445
R-13	Residential	KDX Residence Ichiban-cho	Sendai-shi, Miyagi	530
R-16	Residential	KDX Residence Higashi-sakura I	Nagoya-shi, Aichi	2,350
R-18	Residential	KDX Residence Jingumae	Nagoya-shi, Aichi	840
R-19	Residential	KDX Residence Nishi-oji	Kyoto-shi, Kyoto	813
R-20	Residential	KDX Residence Saiin	Kyoto-shi, Kyoto	440
R-21	Residential	KDX Residence Namba	Osaka-shi, Osaka	1,410
R-22	Residential	KDX Residence Namba-Minami	Osaka-shi, Osaka	1,350
R-24	Residential	KDX Residence Ibaraki I / II	Ibaraki-shi, Osaka	1,275
R-25	Residential	KDX Residence Toyonaka-Minami	Toyonaka-shi, Osaka	740

R-26	Residential	KDX Residence Moriguchi	Moriguchi-shi, Osaka	551
R-27	Residential	KDX Residence Sannomiya	Kobe-shi, Hyogo	1,080
R-28	Residential	Ashiya Royal Homes	Ashiya-shi, Hyogo	1,360
R-29	Residential	KDX Residence Funairi Saiwai-cho	Hiroshima-shi, Hiroshima	588
R-30	Residential	KDX Residence Tenjin-higashi II	Fukuoka-shi, Fukuoka	680
R-32	Residential	KDX Residence Nishi Koen	Fukuoka-shi, Fukuoka	763
R-33	Residential	KDX Residence Hirao Josui-machi	Fukuoka-shi, Fukuoka	760
R-35	Residential	Leopalace Flat Shin-sakae	Nagoya-shi, Aichi	3,500
R-36	Residential	KDX Residence Konan Yamate	Kobe-shi, Hyogo	973
R-37	Residential	KDX Residence Hommachibashi	Osaka-shi, Osaka	3,201
R-38	Residential	KDX Residence Minami-kusatsu	Kusatsu-shi, Shiga	1,974
R-39	Residential	KDX Residence Ohori Harbor View Tower	Fukuoka-shi, Fukuoka	4,606
R-40	Residential	KDX Residence Minami-sanjo	Sapporo-shi, Hokkaido	915
R-41	Residential	Serenite Kita-kyuhoji	Osaka-shi, Osaka	1,290
R-42	Residential	Serenite Nishinomiya Hommachi	Nishinomiya-shi, Hyogo	617
R-43	Residential	KDX Residence Nishijin	Fukuoka-shi, Fukuoka	1,600
R-44	Residential	Serenite Kobe Motomachi	Kobe-shi, Hyogo	2,390
R-45	Residential	KDX Residence Shukugawa Hills	Nishinomiya-shi, Hyogo	6,884
R-46	Residential	KDX Residence Sendai Station East	Sendai-shi, Miyagi	1,340
R-47	Residential	Serenite Koshien Plie	Nishinomiya-shi, Hyogo	770
A-1	Hotels	HOTEL LiVEMAX Tokyo-Otsuka-Ekimae	Toshima-ku, Tokyo	2,390
A-2	Hotels	HOTEL LiVEMAX Yokohamaeki-Nishiguchi	Yokohama-shi, Kanagawa	2,570
H-1	Healthcare	Irise Kamata/Yuseien	Ota-ku, Tokyo	1,120
H-2	Healthcare	Nichii Home Nakano Minamidai	Nakano-ku, Tokyo	1,780
H-3	Healthcare	Joy Stage Hachioji	Hachioji-shi, Tokyo	3,690
H-4	Healthcare	Yuimaru Hijirigaoka	Tama-shi, Tokyo	1,120
H-5	Healthcare	Nichii Home Tama Plaza	Kawasaki-shi, Kanagawa	2,940
H-6	Healthcare	Ten	Sapporo-shi, Hokkaido	2,630
H-7	Healthcare	Irise Nishioka	Sapporo-shi, Hokkaido	858
H-8	Healthcare	Izarie Eniwa Building	Eniwa-shi, Hokkaido	1,660
H-9	Healthcare	Sawayaka Sakura Nibankan	Akita-shi, Akita	989
H-10	Healthcare	Activa Biwa	Otsu-shi, Shiga	6,560
H-11	Healthcare	Sompo Care LAVIERE Kobe Tarumi	Kobe-shi, Hyogo	2,110
H-12	Healthcare	Rehabili-home Granda Mondo Yakujin	Nishinomiya-shi, Hyogo	1,253
H-13	Healthcare	Excellent Nishinomiya	Nishinomiya-shi, Hyogo	971
H-14	Healthcare	Gran Hills Ogawarako	Kamikita-gun, Aomori	1,380
H-15	Healthcare	Excellent Kitano	Kyoto-shi, Kyoto	737
H-16	Healthcare	Anesis Teradacho	Osaka-shi, Osaka	3,490
H-17	Healthcare	Rococo-riha	Toyonaka-shi, Osaka	2,100
H-18	Healthcare	Orage Suma	Kobe-shi, Hyogo	2,810
H-19	Healthcare	Canadian Hill	Kobe-shi, Hyogo	1,830
H-20	Healthcare	Anesis Hyogo	Kobe-shi, Hyogo	1,420
H-21	Healthcare	Plaisant Grand Ota tamagawa	Ota-ku, Tokyo	3,057
H-22	Healthcare	Tsukui Sun-shine Machida	Machida-shi, Tokyo	6,934
H-23	Healthcare	Serabi Ebisu	Meguro-ku, Tokyo	1,690
H-24	Healthcare	Arute Ishiyagawa	Kobe-shi, Hyogo	1,061
H-25	Healthcare	Medical-home Granda Kurakuen	Nishinomiya-shi, Hyogo	2,709
H-26	Healthcare	Rihabili-home Granda Kobe Kitano	Kobe-shi, Hyogo	1,720
H-27	Healthcare	SOMPO Care LAVIERE Residence Kawasaki Shimmachi	Kawasaki-shi, Kanagawa	1,470
H-28	Healthcare	SOMPO care Sompo no ie S Fujimino	Fujimino-shi, Saitama	1,520
H-29	Healthcare	Irise Kobe Rokko	Kobe-shi, Hyogo	1,200
H-30	Healthcare	Excellent Hanayashiki Garden Hills	Takarazuka-shi, Hyogo	1,287

H-31	Healthcare	Excellent Takarazuka Garden Hills	Takarazuka-shi, Hyogo	2,340
H-32	Healthcare	Tsukui Sun-shine Adachi	Adachi-ku, Tokyo	830
H-33	Healthcare	SOMPO Care LAVIERE Ichinoe	Edogawa-ku, Tokyo	1,184
H-34	Healthcare	Nichii Home Hachimanyama	Setagaya-ku, Tokyo	2,065
H-35	Healthcare	Life ship Oasa	Ebetsu-shi, Hokkaido	1,088
H-36	Healthcare	Life ship Yunokawa	Hakodate-shi, Hokkaido	1,020
H-37	Healthcare	Life ship Fukagawa	Fukagawa-shi, Hokkaido	758
H-38	Healthcare	Sunny Life Tachikawa	Tachikawa-shi, Tokyo	1,850
H-39	Healthcare	Rehabili-home Bon Sejour Minamisenzoku	Ota-ku, Tokyo	1,470
T-2	Retail	MONA Shin-Urayasu	Urayasu-shi, Chiba	8,063
T-3	Retail	Passaggio Nishiarai	Adachi-ku, Tokyo	5,850
T-5	Retail	Unicus Ina (80% quasi co-ownership interest)	Kitaadachi-gun, Saitama	3,748
T-6	Retail	Yorktown Kita-Kaname	Hiratsuka-shi, Kanagawa	4,000
T-7	Retail	Unicus Yoshikawa	Yoshikawa-shi, Saitama	3,600
T-8	Retail	Sports Club Renaissance Fujimidai	Nerima-ku, Tokyo	2,586
T-9	Retail	Super Viva Home Iwatsuki(Land)	Saitama-shi, Saitama	4,815
T-11	Retail	Unicus Kamisato (Land)	Kodama-gun, Saitama	3,000
T-12	Retail	Unicus Konosu (Land)	Konosu-shi, Saitama	1,700
T-13	Retail	Inageya Yokohama Minamihonjuku (Land)	Yokohama-shi, Kanagawa	1,442
T-15	Retail	Nakamachidai Tokyu Store	Yokohama-shi, Kanagawa	3,360
T-16	Retail	Central Wellness Club Nagatsuta Minamidai	Yokohama-shi, Kanagawa	1,724
T-17	Retail	Life Kameido	Koto-ku, Tokyo	1,450
T-18	Retail	Totsuka-Fukaya Shopping Center (Land)	Yokohama-shi, Kanagawa	4,170
T-19	Retail	Yumemachi Narashinodai Mall	Funabashi-shi, Chiba	3,416
T-20	Retail	Kawamachi Yahagi Mall	Chiba-shi, Chiba	3,097
T-22	Retail	Round1 Ichikawa-Onitaka	Ichikawa-shi, Chiba	1,880
T-23	Retail	Ozeki Tokiwadai	Itabashi-ku, Tokyo	1,263
T-24	Retail	Konami Sports Club Shibuya	Shibuya-ku, Tokyo	3,400
T-25	Retail	Apita Terrace Yokohama Tsunashima	Yokohama-shi, Kanagawa	11,567
T-26	Retail	Kalsa Hiratsuka	Hiratsuka-shi, Kanagawa	5,980
T-27	Retail	Monenosato Mall	Yotsukaido-shi, Chiba	2,753
T-28	Retail	KDX Chofu Building (Retail wing)	Chofu-shi, Tokyo	2,300
T-29	Retail	Across Plaza Urayasu Higashino (Land)	Urayasu-shi, Chiba	2,248
T-30	Retail	Comfort Market Nishi-Magome	Ota-ku-shi, Tokyo	1,920
T-31	Retail	Kitera Town Chofu	Chofu-shi, Tokyo	10,500
T-32	Retail	Unicus Urawamisono (Land)	Saitama-shi, Saitama	732
T-33	Retail	Kitera Plaza Aobadai	Yokohama-shi, Kanagawa	3,543
T-34	Retail	Higashimatsuyama Shopping Center	Higashimatsuyama-shi, Saitama	4,080
O-1	Retail	Blumer Maitamon	Kobe-shi, Hyogo	8,389
O-2	Retail	Life Takadono (Land)	Osaka-shi, Osaka	2,685
O-3	Retail	DCM MEGA Don Quijote UNY Omihachiman	Omihachiman-shi, Shiga	2,140
O-4	Retail	Blumer HAT Kobe	Kobe-shi, Hyogo	11,000
O-5	Retail	Carino Esaka	Suita-shi, Osaka	6,555
O-6	Retail	COMBOX Komyoike	Izumi-shi, Osaka	6,450
O-9	Retail	Life Nishi-Tengachaya	Osaka-shi, Osaka	1,505
O-10	Retail	Million Town Tsukaguchi (Land)	Amagasaki-shi, Hyogo	3,723
O-11	Retail	Habikigaoka Shopping Center	Habikino-shi, Osaka	2,000
O-12	Retail	Merado Daikai	Kobe-shi, Hyogo	5,440
N-1	Retail	DCM Nakagawa Tomita (Land)	Nagoya-shi, Aichi	2,311

N-2	Retail	Valor Ichinomiya-Nishi	Ichinomiya-shi, Aichi	2,174
N-4	Retail	Homecenter Kohnan Sunadabashi	Nagoya-shi, Aichi	7,140
N-6	Retail	Resora Obu Shopping Terrace	Obu-shi, Aichi	7,911
N-7	Retail	Valor Nakashidami (Land)	Nagoya-shi, Aichi	2,551
N-8	Retail	iias Kasugai (70% quasi co-ownership interest)	Kasugai-shi, Aichi	14,490
F-1	Retail	Sunny Noma	Fukuoka-shi, Fukuoka	1,497
F-2	Retail	Round1 Stadium Hakata-Hanmichibashi	Fukuoka-shi, Fukuoka	5,020
F-3	Retail	Kurume-Nishi Shopping Center	Kurume-shi, Fukuoka	1,515
F-4	Retail	Kitera Town Fukuoka Nagahama	Fukuoka-shi, Fukuoka	6,000
R-1	Retail	Roseo Mito	Mito-shi, Ibaraki	10,046
R-2	Retail	K’s Denki Aomori Honten	Aomori-shi, Aomori	1,469
R-3	Retail	Super Sports Xebio Aomori-Chuo	Aomori-shi, Aomori	898
R-4	Retail	Ashico Town Ashikaga	Ashikaga-shi, Tochigi	4,180
R-5	Retail	Yorktown Shinden-Higashi	Sendai-shi, Miyagi	3,252
R-6	Retail	Kasumi Technopark Sakura	Tsukuba-shi, Ibaraki	830
R-8	Retail	P-1 Plaza Tenno	Hamamatsu-shi, Shizuoka	4,010
R-9	Retail	Seiyu Rakuichi Moriya (Land)	Moriya-shi, Ibaraki	4,111
R-10	Retail	Sun Street Hamakita	Hamamatsu-shi, Shizuoka	11,946
R-11	Retail	Costco Wholesale Sapporo Warehouse	Sapporo-shi, Hokkaido	4,210
R-12	Retail	Coop Sapporo Shunko	Asahikawa, Hokkaido	1,110
L-1	Logistics	Zama Distribution Center	Zama-shi, Kanagawa	1,400
L-2	Logistics	Oppama Distribution Center	Yokosuka-shi, Kanagawa	1,300
L-3	Logistics	Musashi Ranzan Distribution Center (90% quasi co-ownership interest)	Hiki-gun, Saitama	3,879
L-4	Logistics	Yokohama Kamigo Distribution Center	Yokohama-shi, Kanagawa	918
L-5	Logistics	Gyoda Distribution Center	Gyoda-shi, Saitama	3,160
L-6	Logistics	Shinjuku Nishiochiai Distribution Center	Shinjuku-ku, Tokyo	810
L-7	Logistics	Chiba-Kita Distribution Center	Chiba-shi, Chiba	1,250
L-8	Logistics	Sapporo Shiroishi Distribution Center	Sapporo-shi, Hokkaido	800
L-9	Logistics	Tenri Distribution Center	Tenri-shi, Nara	1,070
L-10	Logistics	Prima Meat Packers Kinki Center (90% quasi co-ownership interest)	Osaka-shi, Osaka	1,047
—	Residential	River City 21 East Towers II (25% quasi co-ownership interest)	Chuo-ku, Tokyo	9,232
—	Hotels	remm roppongi building (20% quasi co-ownership interest)	Minato-ku, Tokyo	3,960
—	Logistics	Akishima Distribution Center (Land)	Akishima-shi, Tokyo	1,872
—	Retail	York Mart Higashi-Michinobe	Kamagaya-shi, Chiba	4,600

Note:

“(Anticipated) acquisition price” indicates the purchase price of each property specified in purchase agreement in relation to the acquisition of each property (excluding acquisition costs, adjustment in property tax and city-planning tax, and consumption tax; and rounded down to the nearest one million yen). (As for the properties with building expansion, the price includes the amount described in the construction contract and construction design/supervision outsourcing contracts related to such expansion (excluding expenses and taxes and rounded down to the nearest million yen).